UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

*******************
FORM 8-K
*******************

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2015

ZIONS BANCORPORATION
(Exact name of registrant as specified in its charter)

UTAH	001-12307	87-0227400
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE SOUTH MAIN, 15th FLOOR, SALT LAKE CITY, UTAH	84133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-524-4787

N/A
(Former name or former address, if changed since last report.)

*******************

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

 ITEM 5.07    Submission of Matters to a Vote of Security Holders

Zions Bancorporation (the “Company”) held its Annual Meeting of Shareholders on May 22, 2015. At the meeting, shareholders elected 13 directors for a term of one year; ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for the current fiscal year; approved, on a nonbinding advisory basis, the compensation paid to the Company’s executive officers with respect to the fiscal year ended December 31, 2014; approved the Company’s 2015 Omnibus Incentive Plan; and voted to reject a shareholder proposal requesting the Company’s Board of Directors to establish a policy requiring that the Board’s chairman be an “independent director”.

The results were as follows:

1.	Shareholders elected 13 director nominees for a one-year term:

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS
Jerry C. Atkin	148,339,279	8,837,717	628,029
John C. Erickson	155,693,677	1,480,630	630,718
Patricia Frobes	154,114,104	3,040,345	650,576
Suren K. Gupta	156,719,615	429,584	655,826
David J. Heaney	156,727,104	440,697	637,224
Vivian S. Lee	156,770,303	411,623	623,099
Edward F. Murphy	156,573,598	599,668	631,759
Roger B. Porter	154,557,391	2,632,044	615,590
Stephen D. Quinn	154,894,104	2,290,097	620,824
Harris H. Simmons	153,588,198	2,958,335	1,258,492
L. E. Simmons	154,753,677	2,439,473	611,875
Shelley Thomas Williams	153,784,324	3,398,024	622,677
Steven C. Wheelwright	154,118,605	2,925,719	760,701

2.	Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year:

Votes For	Votes Against	Abstentions
166,521,313	5,307,391	671,727

3.	Shareholders approved, on a nonbinding advisory basis, the compensation paid to the Company’s named executive officers with respect to the fiscal year ended December 31, 2014:

Votes For	Votes Against	Abstentions
151,737,404	670,973	796,398

4.	Shareholders approved the Company’s 2015 Omnibus Incentive Plan

Votes For	Votes Against	Abstentions
143,532,185	8,493,305	5,779,025

5. Shareholders rejected a shareholder proposal requesting the Board of Directors to establish a policy and amend the bylaws as necessary, to require the chairman of the board to be an “independent” member of the Board.

Votes For	Votes Against	Abstentions
24,304,888	129,907,603	3,592,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: May 27, 2015	By:	/s/ THOMAS E. LAURSEN
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel